Exhibit 99.1

Media Contact: Topher Malarkey (206) 373-9047

For Immediate Release

Onvia Shareholders Approve 1-for-10 Reverse Stock Split
Action addresses Nasdaq listing

Seattle, WA – July 12, 2002—Onvia.com, Inc. (Nasdaq: ONVI – News) announced today that at the annual shareholders meeting on July 11, 2002, its shareholders approved a 1-for-10 reverse stock split of all outstanding shares of common stock.

The reverse split will be effective following the close of business on July 16, 2002, and it is anticipated that the shares will begin trading on a post-split basis effective at the beginning of trading on July 17, 2002. For ten consecutive trading days following July 17, 2002, Nasdaq will monitor the price of the Company’s common stock to see if it will comply with the Nasdaq National Market’s continued listing requirement of a minimum of $1.00 per share bid price.

“We anticipate that by July 31 the issue of being de-listed on Nasdaq will be resolved assuming that the stock maintains a closing bid price of at least $1 per share on or before July 17 and for ten consecutive trading days thereafter,” stated Mike Pickett, chairman and chief executive officer.

In the past 18 months, Onvia has emerged as the leader in the Business-to-Government bid notification market and implemented significant operational changes for long-term shareholder value. These changes include:

•	Acquiring and integrating B2G leaders DemandStar and Project Guides;
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Increasing B2G revenues from $282,000 in Q1 2002 to $1.6 million in Q1 2002 and reducing recurring operating expenses (which excludes amortization of goodwill, restructuring charges and non-cash compensation) from $15.4 million to $4.6 million during the same period;

•	Growing its subscriber base from 17,600 in Q1 2001 to 25,800 businesses in Q1 2002;
•	Building a strong balance sheet for future growth including over $40 million cash on hand.

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Onvia Shareholders Approve 1-for-10 Reverse Stock Split
July 12, 2002
Page Two

About Onvia

Onvia.com, Inc. (Nasdaq: ONVI) helps businesses secure government contracts and government agencies find suppliers online. Onvia assists businesses in identifying and responding to bid opportunities from more than 43,000 government purchasing offices in the $600 billion federal, state, and local government marketplace. Onvia also manages the distribution and reporting of requests for proposals and quotes from more than 400 government agencies nationwide. The size and strength of Onvia’s network allows suppliers and agencies to find better matches quickly, saving time and money. For more information, contact Onvia.com, Inc.: 1260 Mercer St., Seattle, WA 98109. Tel: 206/282-5170, fax: 206/373-8961, or visit www.onvia.com.

For investor relations questions, please e-mail InvestorRelations@onvia.com.

This release contains, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding improvement in Onvia’s financial performance, Onvia’s path to profitability, and the progress and benefits of Onvia’s execution of its business plan. Onvia’s actual results could differ materially from those described in the forward-looking statements. We have no current plan to update these statements. Actual results may differ substantially from what we say today and no one should assume at a later date that the forward-looking statements provided herein are still valid.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the reverse stock split may have little or no impact on Onvia’s ability to remain listed with the Nasdaq National Market.

For a detailed discussion of these and other cautionary statements, please refer to Onvia’s filings with the Securities and Exchange Commission (SEC) including Onvia’s Quarterly Report on Form 10-Q for the first quarter of 2002 and Onvia’s Proxy Statement filed with the SEC on June 27, 2002.

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